UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2011

UNITED NATURAL FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21531	05-0376157
(State or Other Jurisdiction	(Commission	(I.R.S. Employer Identification
of Incorporation)	File Number)	No.)

313 Iron Horse Way, Providence, RI 02908

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (401) 528-8634

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (Amendment No. 1) (the “Amendment”) amends and supplements the Current Report on Form 8-K filed by United Natural Foods, Inc. (the “Company”) with the Securities and Exchange Commission on December 19, 2011 (the “Original 8-K”).  The sole purpose of this Amendment is to disclose the decision by the Company’s Board of Directors regarding how frequently the Company will conduct future advisory votes on the compensation of the Company’s named executive officers.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(d)           As previously reported, the Company held its Annual Meeting of Stockholders on December 13, 2011 (the “Annual Meeting”).  In its Original 8-K, the Company reported the results of the voting at the Annual Meeting, including the approval by its stockholders, on an advisory basis, of the Board of Directors’ recommendation to hold an advisory vote on the compensation of the Company’s named executive officers every year.

In light of stockholder approval at the Annual Meeting to hold an advisory vote on the compensation of the Company’s named executive officers every year, the Company’s Board of Directors has determined to hold an advisory vote on the compensation of the Company’s named executive officers every year, until the next required advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers. The Company is required to hold an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

	By:	/s/ Mark E. Shamber
	Name:	Mark E. Shamber
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date: March 7, 2012